Exhibit 10.1

 MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT dated as of September 24, 2018 (this “Agreement”), by and among ICO Liquidating Trust, LLC, a Delaware limited liability company (“ICO” and “Seller”), Petro River Oil Corp., a Delaware corporation (“Petro River” and Buyer”), and LBE Partners, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, Seller owns 66.67% of the membership interests in the Company (the “ICO Membership Interest”).

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer the ICO Membership Interest on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Purchase and Sale of ICO Membership Interest.

1.1 Sale and Purchase. At the Closing, Buyer shall purchase from Seller and Seller shall sell to Buyer the ICO Membership Interest for 300,000 shares of common stock, par value $0.0001 of the Seller (having a value of $250,000) (the “Petro River Stock”) subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein (the "Sale and Purchase").

1.2 Terms of Payment. The Seller shall deliver the Petro River Stock within 5 business days of the Closing.

1.3 Closing. The Sale and Purchase shall take place at 10:00 AM on the date hereof at the corporate office of Buyer, which time and place are designated as the "Closing."

1.4 Deliveries at Closing. At the Closing, the parties shall execute and deliver an Assignment and Assumption Agreement substantially in the form attached as Exhibit A hereto and such other documents as are customary and reasonably necessary to consummate the transactions contemplated hereby including but not limited all financial documents, bank accounts and bank statements, corporate documents and any other items reasonably requested by Buyer.

1.5 Consent by Company. The Company hereby consents to the sale and purchase of the ICO Membership Interest set forth in this Agreement.

2. Representations and Warranties of Seller. Seller hereby represents and warrants as follows:

2.1 Organization and Qualification. Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Seller has all requisite power and authority to carry on its business as currently conducted. Seller is duly qualified to transact business.

2.3 Authorization. As of the Closing, all action on the part of Seller, its officers, directors and existing members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Seller hereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto, will constitute a valid and legally binding obligation of Seller, enforceable in accordance with its respective terms.

3. Representations and Warranties of Buyer. Buyer hereby represents and warrants that:

3.1 Investment. Buyer is acquiring the Membership Interests for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof.

3.2 Authorization. As of the Closing, all action on the part of Buyer and its respective officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Buyer hereunder shall have been taken.

4. Miscellaneous.

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

ALL SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the October 2, 2018.

ICO LIQUIDATING TRUST, LLC		PETRO RIVER OIL CORP.

By:	/s/ Scot Cohen	By:	/s/ Stephen Brunner
	Scot Cohen, Manager		Stephen Brunner, President

 LBE Partners, LLC

By:	/s/ Scot Cohen
Scot Cohen, Manager